Sheet1

ML Variable Series Funds, Inc.
Series Number: 10
File Number: 811-3290
CIK Number: 355916
Domestic Money Market Fund
For the Period Ending: 06/30/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six months ended June 30, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/27/2001	$ 5,000	Federal National Mortgage Assc.	4.05%	04/11/2002
05/30/2001	14,700	Student Loan Marketing	5.00	12/06/2002

Last Updated on 08/27/2001
By Win95 User